EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP

61 Broadway, 32nd Floor

New York, NY 10006

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

January 24, 2014

Tonix Pharmaceuticals Holding Corp.

509 Madison Avenue

Suite 306

New York, New York 10022

Re:	Tonix Pharmaceuticals Holding Corp.’s Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for Tonix Pharmaceuticals Holding Corp., a Nevada corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (File No. 333-192541) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and declared effective by the Commission on January 8, 2014, the prospectus included therein (the “Prospectus”) and the prospectus supplement, dated January 24, 2014 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act.

The Prospectus Supplement pertains to an underwritten offering (the “Offering”) pursuant to the Underwriting Agreement, dated January 24, 2014, between the Company and Roth Capital Partners, LLC, as representative of the underwriters named therein (the “Underwriting Agreement”) and relates to the issuance and sale by the Company of 2,898,550 shares of common stock (the “Firm Shares”), par value $0.001 per share, of the Company (“Common Stock”), and up to 434,782 shares of Common Stock (the “Option Shares”) that may be sold pursuant to the exercise of a 45-day over-allotment option granted by the Company.

We understand that the Firm Shares and, if applicable, the Option Shares are to be issued by the Company and sold by the Underwriters, as described in the Registration Statement, the Prospectus and the Prospectus Supplement, pursuant to the Underwriting Agreement filed as Exhibit 1.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

In connection with this opinion, we have examined the Registration Statement, the Prospectus and the Prospectus Supplement.  We also have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals and (B) the conformity to originals of all documents submitted to us as copies thereof.  As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the Nevada Business Corporation Act (based solely upon our review of a standard compilation thereof) as in effect as of the date hereof. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the issuance and sale of the Firm Shares and, if applicable, the Option Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable;

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus and the Prospectus Supplement under the caption “Legal Matters.”  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP
Sichenzia Ross Friedman Ference LLP